Exhibit 99.1

CERTIFICATION PURSUANT TO18
U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Emmis Communications Corporation (the “Company”), that, to his knowledge:

(1)	the Quarterly Report of the Company on Form 10-Q for the period ended May 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 15, 2003

/s/ JEFFREY H. SMULYAN Jeffrey H. Smulyan Chairman of the Board, President and Chief Executive Officer